                                                                    EXHIBIT 99.2

                   TENDER AND STOCKHOLDER SUPPORT AGREEMENT

          TENDER AND STOCKHOLDER SUPPORT AGREEMENT, dated as of June 3, 1999 (the "Agreement"), by and among Avery Dennison Corporation, a Delaware
      ---------
corporation ("Purchaser"), Vision Acquisition Corporation, a Delaware
              ---------
corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), and the
                                                         ----------
parties listed on Annex A hereto (each, a "Stockholder" and, collectively, the
                  -------                  -----------
"Stockholders").
-------------

                                    RECITALS

          WHEREAS, Purchaser, Merger Sub and Stimsonite Corporation, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of
                  -------
Merger, dated as of June 4, 1999 (as the same may be amended or supplemented from time to time, the "Merger Agreement"), which provides, among other things,
                        ----------------
that Merger Sub will make a cash tender offer (the "Offer") for all of the
                                                    -----
outstanding capital stock of the Company and, after expiration of the Offer, will merge with and into the Company (the "Merger"), in each case upon the terms
                                           ------
and subject to the conditions in the Merger Agreement (with all capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement);

          WHEREAS, each Stockholder owns the number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") set forth
                                                ------------
opposite his or its name on Annex A hereto (such shares of Common Stock,
                            -------
together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by such Stockholder after the date hereof and during the term of this Agreement, including any shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any warrants or options, and the conversion of any convertible securities or otherwise being collectively referred to herein as, the "Subject Shares");
                                         --------------

          WHEREAS, as a condition to the willingness of Purchaser and Merger Sub to enter into the Merger Agreement and make the Offer, Purchaser has required that each Stockholder agree and, in order to induce Purchaser and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed, to enter into this Agreement.

          NOW, THEREFORE, to induce Purchaser and Merger Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1.  Representations and Warranties of Each Stockholder.  Each
              --------------------------------------------------
Stockholder hereby, severally and not jointly, represents and warrants to Purchaser and Merger Sub as of the date hereof in respect of himself or itself as follows:

               (a)  Organization.  To the extent applicable, such Stockholder is
                    ------------
     a corporation, partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

               (b)  Authority.  Such Stockholder has the legal capacity and all
                    ---------
     requisite power and authority to execute and deliver this Agreement and to perform his or its obligations and consummate the transactions contemplated hereby. To the extent applicable, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by him or it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder (or its Board of Directors or similar governing body, as applicable) and no other action or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by him or it of this Agreement and the consummation by him or it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (c)  The Subject Shares.  Except as set forth on Annex A hereto,
                    ------------------                          -------
     the Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Annex A hereto, free and clear of any and all Encumbrances. The
        -------
     Stockholder does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares set forth opposite his or its name on Annex A hereto.
                                                          -------
     Except as set forth on Annex A hereto, the Stockholder has the sole right
                            -------
     to vote, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 3, 4 and 5 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Subject Shares, with no material limitations, qualification or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Subject Shares are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

               (d)  No Conflicts.  Except for (i) the filings provided for in
                    ------------
     Section 2.3 of the Merger Agreement and the filings required under the Exchange Act and the Securities Act, (ii) the filings required under the HSR Act, and any other applicable law governing antitrust or competition matters, and any Consents required or permitted to be obtained pursuant to the laws of any Foreign Antitrust Laws, (iii) the applicable requirements of state securities, takeover or Blue Sky laws, and (iv) such notifications, filings, authorizing actions, orders and approvals as may be required under other laws, (A) no material filing with, and no material permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby, (B) the execution and delivery of this Agreement by such Stockholder do not, and the consummation by him or it of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or breach or default (with or without notice or lapse of time or both) under (1) any provisions of the organizational documents of such Stockholder, (2) any provision of any material trust, loan or credit agreement, note, bond, mortgage, indenture, guarantee, lease, license, contract or other agreement to which he or it is a party or by which he or it is bound, or (3) any material franchise, judgment, order, writ, injunction, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or his or its property or assets, and (C) the execution and delivery of this Agreement by the Stockholder do not, and the consummation by him or it of the transactions contemplated hereby will not, violate any material laws applicable to such Stockholder.

          2.  Representations and Warranties of Purchaser and Merger Sub.   Each
              ----------------------------------------------------------
of Purchaser and Merger Sub hereby, jointly and severally, represents and warrants to each Stockholder as of the date hereof as follows:

               (a)  Organization.  Each of Purchaser and Merger Sub is a
                    ------------
     corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

               (b)  Authority.  Each of Purchaser and Merger Sub has the
                    ---------
     requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations and consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser and Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Purchaser and Merger Sub and no other corporate or other action or proceedings on the part of Purchaser and Merger Sub are necessary to authorize the execution and delivery by them of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub, and constitutes a valid and binding obligation of Purchaser and Merger Sub enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (c)  No Conflicts.  Except for (i) the filings provided for in
                    ------------
     Section 2.3 of the Merger Agreement and the filings required under the Exchange Act and the Securities Act, (ii) the filings required under the HSR Act, and any other applicable law governing antitrust or competition matters, and any Consents required or permitted to be obtained pursuant to the laws of any Foreign Antitrust Laws, (iii) the applicable requirements of state securities, takeover or Blue Sky laws, and (iv) such notifications, filings, authorizing actions, orders and approvals as may be required under other laws, (A) no material filing with, and no material permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby, (B) the execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the consummation by them of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or breach or default (with or without notice or lapse of time or both) under (1) the certificate of incorporation or bylaws of Purchaser or Merger Sub, (2) any provision of any trust, loan or credit agreement, note, bond, mortgage, indenture, guarantee, lease, license, contract or other agreement to which Purchaser or Merger Sub is a party or by which it is bound, or (3) any franchise, judgment, order, writ, injunction, notice, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or Merger Sub or their respective properties or assets, and (C) the execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the consummation by them of the transactions contemplated hereby will not, violate any laws applicable to Purchaser or Merger Sub, except in the case of clauses
     (B)(2), (B)(3) and (C) above, for any such conflicts, violations, breaches or defaults that would not have a material adverse effect on the ability of Purchaser or Merger Sub to consummate the transactions contemplated hereby.

          3.  Tender of Subject Shares.
              ------------------------

               (a) Purchaser and Merger Sub jointly and severally agree subject to the conditions of the Offer set forth in Exhibit A to the Merger Agreement and the other terms and conditions of the Merger Agreement, that
     (i) Merger Sub will commence the Offer within five Business Days after Purchaser and the Company issue a public announcement of the execution of the Merger Agreement and (ii) Merger Sub will accept for payment, purchase and pay for, in accordance with the terms of the Offer and the Merger Agreement, all shares of Common Stock tendered pursuant to the Offer.

               (b) Each Stockholder agrees (i) to tender the Subject Shares into the Offer promptly, and in any event no later than the fifth Business Day following the commencement of the Offer, or, if any Stockholder has not received the Offer Documents by such time, within two Business Days following receipt of such documents but in any event prior to the date of expiration of such Offer, in each case, free and clear of any Encumbrances except those arising from this Agreement and (ii) not to withdraw any Subject Shares so tendered. If any Stockholder acquires Subject Shares after the date hereof, such Stockholder shall tender (or cause the record holder to tender) such Subject Shares on or before such fifth Business Day or, if later, on or before the second Business Day after such acquisition. Each Stockholder acknowledges and agrees that Purchaser's and Merger Sub's obligation to accept for payment and pay for the Subject Shares in the Offer is subject to the terms and conditions of the Offer.

               (c) Subject to Section 3(a)(ii), each Stockholder will receive the same Offer Consideration received by other stockholders of the Company in the Offer with respect to Subject Shares tendered by him or it in the Offer. In the event that, notwithstanding the provisions of the first sentence of Section 3(b), any Subject Shares are for any reason withdrawn from the Offer, such Subject Shares will remain subject to the terms of this Agreement.

               (d) Each Stockholder hereby agrees to permit Purchaser to publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), his or its identity and ownership of Common Stock and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement.

          4.  Agreement to Vote.  Each Stockholder, severally and not jointly,
              -----------------
agrees that:

               (a) At any meeting of stockholders of the Company called to vote upon the Merger Agreement and the transactions contemplated thereby, however called, or at any adjournment thereof or in connection with any written consent of the holders of Common Stock or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement and the transactions contemplated thereby is sought, the Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all Subject Shares then held of record or beneficially owned by such Stockholder in favor of the Merger and the Merger Agreement and the transactions contemplated thereby.

               (b) At any meeting of stockholders of the Company, however called, or at any adjournment thereof or in connection with any written consent of the holders of Common Stock or in any other circumstances upon which a vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) all Subject Shares then held of record or beneficially owned by such Stockholder against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, the Offer or the other transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to: (i) any Acquisition Proposal; (ii) any action that is likely to result in a breach in any respect of any representation, warranty, covenant or any other obligation or agreement of the Company under the Merger Agreement or result in any of the conditions set forth in Exhibit A to the Merger Agreement not being fulfilled; (iii) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its Subsidiaries; (iv) a sale, lease or transfer of a material amount of assets of the Company and its Subsidiaries or a reorganization, recapitalization, dissolution, winding up or liquidation of the Company and its Subsidiaries; (v) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by Purchaser; (vi) any material change in the present capitalization or dividend policy of the Company; or (vii) any other material change in the Company's corporate structure, business, certificate of incorporation or by-laws.

               (c) Each of the Stockholders hereby irrevocably grants to, and appoints Robert G. van Schoonenberg and Alan P. Tsuma, or either of them, in their respective capacities as officers or directors of Purchaser, and any individual who shall hereafter succeed to any such office or directorship of Purchaser, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote the Subject Shares in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, against any Acquisition Proposal and as otherwise contemplated by this Section 4. Each of the Stockholders represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

               (d) Each of the Stockholders understands and acknowledges that Purchaser and Merger Sub are entering into the Merger Agreement in reliance upon each of the Stockholders' execution and delivery of this Agreement. Each of the Stockholders hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholders under this Agreement. Each of the Stockholders hereby further affirms that the irrevocable proxy is coupled with an interest. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

          5.  Restriction on Transfer.  Each Stockholder agrees not (a) to sell,
              -----------------------
transfer, pledge, encumber, assign or otherwise dispose of (collectively,

"Transfer"), or enter into any contract, option or other arrangement or
---------
understanding with respect to the Transfer by such Stockholder of, any of the Subject Shares or offer any interest in any thereof to any Person other than pursuant to the terms of the Offer, the Merger or this Agreement, (b) to enter into any voting arrangement or understanding, whether by proxy, power of attorney, voting agreement, voting trust or otherwise with respect to the Subject Shares, or (c) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

          6.  No Solicitation of Acquisition Proposals.  Each Stockholder shall
              ----------------------------------------
not, and shall not authorize, permit or cause any of its employees, agents and representatives (including the Financial Advisor or any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) to, directly or indirectly, (i) initiate, solicit, or otherwise encourage any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal or (ii) initiate or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement or consummate an Acquisition Proposal. Each Stockholder shall immediately communicate to Purchaser, to the same extent as is required by the Company pursuant to Section 8.11(c) of the Merger Agreement, the terms, and other information concerning, any proposal, discussion, negotiation or inquiry and the identity of the party making such proposal or inquiry which such Stockholder may receive in respect of any such Acquisition Proposal. Any action taken or omitted to be taken by the Company or any member of the Board of Directors of the Company, including any action taken by the Stockholder in such

Stockholder's capacity as a director or officer of the Company, in accordance with Section 8.11(b) of the Merger Agreement shall be deemed not to violate this
Section 6.

          7.  Further Assurances.  Upon the terms and subject to the conditions
              ------------------
hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, each party hereto will, from time to time and without further consideration, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and shall take all such other action as any other party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including (a) vesting good title to the Subject Shares in Merger Sub and (b) using its reasonable best efforts to make promptly all regulatory filings and applications, including, without limitation, under the HSR Act, and to obtain all licenses, permits, consents, approvals, authorizations, qualification and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement. Without in any way limiting the foregoing, the relevant Stockholder shall, as soon as practicable but in no event later than the date on which such Stockholder is obligated to tender his or its Subject Shares pursuant to Section 3(b), obtain the release of the Encumbrances set forth on Annex A hereto.
         -------

          8.  Termination.  Except for Section 10 (and Sections 7 and 11 through
              -----------
15 to the extent they relate thereto), which shall terminate in accordance with the terms set forth therein, this Agreement, and all obligations, agreements and waivers hereunder, will terminate and be of no further force and effect on the earlier of: (a) the date the Merger Agreement is terminated in accordance with its terms; and (b) the Effective Time; provided, however, that nothing herein
                                       --------  -------
shall relieve any party from liability for any breach hereof.

          9.  Waiver of Appraisal and Dissenter's Rights.  Each Stockholder
              ------------------------------------------
waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that such Stockholder may have with respect to such Stockholder's Subject Shares.

          10.  Stockholder Capacity.  No person executing this Agreement who is
               --------------------
or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by any Stockholder in his capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement. This Section shall survive termination of this Agreement.

          11.  Purchaser Guarantee.  Purchaser hereby guarantees the due
               -------------------
performance of any and all obligations and liabilities of Merger Sub under or arising out of this Agreement and the transactions contemplated hereby.

          12.  Enforcement.  The parties agree that irreparable damage would
               ------------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to the remedy of specific performance of such provisions and to an injunction or injunctions and/or such other equitable relief as may be necessary to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in Cook County, Illinois or Los Angeles County, California, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit such party to the personal jurisdiction of any federal or state court located in Cook County, Illinois or Los Angeles County, California in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a federal or state court sitting in Cook County, Illinois or Los Angeles County, California and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          13.  Stop Transfer Order; Legend.  In furtherance of this Agreement,
               ---------------------------
concurrently herewith, each Stockholder shall, and hereby does authorize the Company's counsel to, notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares). If requested by Purchaser, each Stockholder agrees as promptly as is reasonably practicable to apply a legend to all certificates representing the Subject Shares referring to any and all rights granted to Purchaser by this Agreement; provided that, no such legend shall restrict the transfer of the Subject Shares
--------
if such transfer is made pursuant to the Offer.

          14.  Adjustments to Prevent Dilution, Etc.  In the event of a stock
               ------------------------------------
dividend or distribution, or any change in the Company's Common Stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged. In such event, the amount to be paid per share by Purchaser shall be proportionately adjusted.

          15.  General Provisions.
               ------------------

               (a)  Amendments. This Agreement may not be modified, altered,
                    ----------
     supplemented or amended except by an instrument in writing signed by each of the parties hereto.

               (b)  Notice.  All notices and other communications hereunder
                    -------
     shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Purchaser or Merger Sub in accordance with Section 11.2 of the Merger Agreement and to the Stockholders at their respective addresses set forth in

     Annex A hereto (or to such other address as any party may have furnished to
     -------
     the other parties in writing in accordance herewith).

               (c)  Interpretation.  When a reference is made in this Agreement
                    --------------
     to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               (d)  Counterparts.  This Agreement may be executed in one or more
                    -------------
     counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

               (e)  Entire Agreement; No Third-Party Beneficiaries.  This
                    -----------------------------------------------
     Agreement (including, without limitation, the documents and instruments referred to herein), (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

               (f)  Binding Agreement.  This Agreement and the obligations
                    -----------------
     hereunder shall attach to the Subject Shares and shall be binding upon the parties and any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including, without limitation, any Stockholder's administrators or successors. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

               (g)  Governing Law.  This Agreement shall be governed by, and
                    --------------
     construed in accordance with, the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

               (h)  Costs and Expenses.  All costs and expenses incurred in
                    ------------------
     connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

               (i)  Assignment.  This Agreement shall not be assigned by
                    ----------
     operation of law or otherwise without the prior written consent of Stockholder or Merger Sub and Purchaser, as the case may be, provided that
                                                                  --------
     Merger Sub or Purchaser may assign, in its respective sole discretion, its rights and obligations hereunder to any direct or indirect subsidiary of Purchaser.

               (j)  Severability.  Whenever possible, each provision or portion
                    ------------
     of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this

     Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

               (k)  Multiple Stockholders.  All representations, warranties,
                    ---------------------
     covenants and agreements of the Stockholders in this Agreement are several and not joint, and solely relate to matters involving the subject Stockholder and not the other Stockholders.


                            [Signature Pages Follow]

          IN WITNESS WHEREOF, Purchaser, Merger Sub and each Stockholder have caused this Agreement to be signed by their respective officer thereunto duly authorized as of the date first written above.

                                    PURCHASER:
                                    ---------

                                    AVERY DENNISON CORPORATION



                                    By:   /s/ Robert G. van Schoonenberg
                                       _________________________________________
                                       Name:  Robert G. van Schoonenberg
                                       Title: Senior Vice President, General
                                              Counsel and Secretary


                                    MERGER SUB:
                                    ----------

                                    VISION ACQUISITION CORPORATION



                                    By:   /s/ Robert G. van Schoonenberg
                                        ________________________________________
                                        Name:  Robert G. van Schoonenberg
                                        Title: President

                                    STOCKHOLDERS:
                                    ------------

                                    EDWARD T. HARVEY, JR.



                                    By: /s/ Edward T. Harvey, Jr.
                                        ----------------------------------------
                                        Name:  Edward T. Harvey, Jr.


                                    JAY R. TAYLOR



                                    By: /s/ Jay R. Taylor
                                        ----------------------------------------
                                        Name:  Jay R. Taylor


                                    TERRENCE D. DANIELS



                                    By: /s/ Terrence D. Daniels
                                        ----------------------------------------
                                        Name:  Terrence D. Daniels


                                    QUAD-C PARTNERS II, L.P.

                                    By: QUAD-C XI, L.C.
                                        Its General Partner


                                    By: /s/ Edward T. Harvey, Jr.
                                        ----------------------------------------
                                        Name:  Edward T. Harvey, Jr.
                                        Title: Vice President


                                    QUAD-C PARTNERS III, L.P.

                                    By: QUAD-C II, L.C.
                                        Its General Partner



                                    By: /s/ Edward T. Harvey, Jr.
                                        ----------------------------------------
                                        Name:  Edward T. Harvey, Jr.
                                        Title: Vice President

                                    ANNEX A

Stockholder                                           Shares Held
-----------                                           -----------

Terrence D. Daniels                                     680,229/1/

Edward T. Harvey, Jr.                                   328,304/2/

Jay R. Taylor                                           227,400/3/

Quad-C Partners II, L.P.                                 24,733/4/

Quad-C Partners III, L.P.                               441,000/5/

---------------------------

/1/ 1,855 of these shares are held in a cash account by Terrence D. Daniels and Catherine J. Rotolo TTEE Quad-C, Inc. 401(k) Plan U/A DTD 06/05/90 FBO Terrence D. Daniels (Account #RI-7261-9371), a self-directed IRA account (Schwab One Trust Account) at Schwab Institutional; 644,418 of these shares are held by Terrence D. Daniels in a safekeeping account at Morgan Guaranty Trust Company; 31,000 of these shares are held in the Terrence D. Daniels IRA/Rollover Account #70116 at Morgan Guaranty Trust Company; and 20,456 of these shares are held in safekeeping accounts at Morgan Guaranty Trust Company by Terrence D. Daniels A/C/F Christopher C. Daniels UGMA. Mr. Daniels intends to gift approximately $500,000 worth (based on the then current market price) of these shares to the University of Virginia prior to the consummation of the Offer, subject to UVA's prior written (a) acknowledgment that such shares are subject to this Agreement and (b) agreement to be bound by the obligations of Mr. Daniels under this Agreement. Does not include 17,500 shares held by Mr. Daniels that are subject to a currently exercisable option held by Catherine J. Rotolo, who has indicated that she intends to exercise the option prior to the consummation of the Offer and tender the option shares into the Offer. Mr. Daniels also holds currently outstanding options to purchase 14,494 shares.

/2/ 145,677 of these shares are held in a cash account, and 161,127 of these shares are held in a margin account (no margin debt currently outstanding), at BancBoston Robertson Stephens (Account #34378921); 18,000 of these shares are held in a cash account at Fidelity Investments (Account #138-066427), a self-directed rollover IRA account with Fidelity Management Trust Co. as custodian; and 3,500 of these shares are held in a cash account by Terrence D. Daniels and Catherine J. Rotolo TTEE Quad-C, Inc. 401(k) Plan U/A DTD 06/05/90 FBO Edward T. Harvey (Account #RI-7261-
      9374), a self-directed IRA account (Schwab One Trust Account) at Schwab Institutional. Mr. Harvey also holds currently outstanding options to purchase 14,494 shares.

/3/ 100,500 of these shares have been pledged to Merrill Lynch to secure certain indebtedness. Mr. Taylor also holds currently outstanding options to purchase 1,800 shares.

/4/ Quad-C XI, L.C., the general partner of Quad-C Partners II, L.P., has voting and investment power with respect to these shares. Terrence D. Daniels is the Manager and President, and Edward T. Harvey, Jr. is a member and Vice President, of Quad-C XI, L.C.

/5/ Quad-C II, L.C., the general partner of Quad-C Partners III, L.P., has voting and investment power with respect to these shares. Terrence D. Daniels is the Manager and President, and Edward T. Harvey, Jr. is a member and Vice President, of Quad-C II, L.C.

                                      A-1